Exhibit 4.1

EXECUTION COPY

WARRANT AGREEMENT

THIS WARRANT AGREEMENT (this “Agreement”), dated as of July 30, 2014, is by and between EveryWare Global, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”).

WHEREAS, the Company has entered into that certain Waiver and Amendment Number One to the Term Loan Agreement, dated as of July 30, 2014, among the Company, Anchor Hocking, LLC, a Delaware limited liability company, Oneida Ltd., a Delaware corporation Universal Tabletop, Inc., a Delaware corporation, the Lenders party to the listed on the signature pages thereto and constituting the Required Lenders (as defined therein), each other subsidiary of Holdings party thereto and Deutsche Bank AG New York Branch, as Administrative Agent (the “Term Loan Agreement”), pursuant to which the Lenders (as defined therein) will be issued an aggregate of 2,958,670 warrants of the Company (the “Warrants”);

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants; and

WHEREAS, all acts have been performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2. Warrants.

2.1 Form of Warrant. Each Warrant shall be issued in registered form only and shall be in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairman of the Board of Directors of the Company (the “Board”), President, Chief Executive Officer, Chief Financial Officer, Secretary or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2 Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3 Register.

2.3.1 Warrant Register. The Warrant Agent shall maintain a register for the Warrants in which the Warrant Agent shall record the name and address of each person or entity in whose name Warrants have been issued (including the name and address of each transferee) and the number of Warrants held by such person or entity (the “Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. The Warrant Agent shall keep the register open and available at all times during business hours for inspection by any holder of Warrants hereunder or its legal representatives.

2.3.2 Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant is registered in the Warrant Register (the “Registered Holder” or “Holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate (as defined below) made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4 Restrictive Legend. Any Warrant issued pursuant to this Agreement, including upon transfer or replacement of any Warrant shall be imprinted with the following legend, in addition to any legend required under applicable state securities laws:

THIS SECURITY, AS WELL AS THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY, AS WELL AS THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY, MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, (II) IN THE ABSENCE OF AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, AS EVIDENCED (IF REQUIRED BY THE COMPANY) BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT, OR (III) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION

LETTER AND A BROKER REPRESENTATION LETTER, IN EITHER CASE AS MAY BE APPLICABLE) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE COMPANY AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS SECURITY, OR THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY.

2.5 Shelf Registrations.

2.5.1 As promptly as practicable after the date hereof, the Company shall prepare and file with the United States Securities and Exchange Commission (the “SEC”), one or more Registration Statements (collectively, the “Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, and the rules and regulations of the SEC promulgated thereunder, as from time to time amended (the “Securities Act”) registering the resale from time to time of Common Stock (as defined below) issued or issuable under the Warrants by Holders (“Electing Holders”) of Warrants and/or shares of Common Stock so issued or issuable (such Common Stock, collectively, “Registrable Securities”) who have provided the Company with a Notice and Questionnaire in the Form of Exhibit B (the “Notice and Questionnaire”). The Company shall give written notice of the filing of each Shelf Registration Statement (and each amendment thereto) at least fifteen (15) days prior to filing each such Registration Statement to all Holders of Registrable Securities, together with a copy of such Notice and Questionnaire and a request to complete and return such Notice and Questionnaire, and shall include in such Registration Statements all Registrable Securities of Electing Holders. The Shelf Registration Statement shall be on Form S-3 if the Company is eligible to use Form S-3 or another appropriate form permitting registration of such Common Stock for resale. The Company shall use reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as soon as possible after filing, and once effective, to keep the Shelf Registration Statement continuously effective under the Securities Act at all times until the earlier of (x) three months following the Expiration Date and (y) the date on which (i) all shares of Common Stock issued or issuable under the Warrants by persons who are not affiliates of the Company are or would upon issuance be freely tradable under United States federal securities laws subject only to the requirement in Rule 144(i)(2) that the Company have filed all required SEC reports (other than Form 8-K reports) in the preceding 12 months and (ii) the share certificates for such Common Stock that would be issued following transfer pursuant to Rule 144(i)(2) would be issued without any restrictive legends (the “Effectiveness Period”).

2.5.2 The Company shall at its expense:

(a) prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and use reasonable efforts to comply with the provisions of the Securities Act applicable to it;

(b) use its reasonable best efforts to (i) register or qualify the Common Stock covered by the Shelf Registration Statement under such securities or “blue sky” laws of any applicable jurisdiction in the United States and (ii) take such action necessary to cause such Common Stock covered by the Shelf Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Registered Holders to consummate the disposition of such Common Stock in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(c) cause all such Common Stock registered pursuant hereto to be listed on the principal Exchange (as defined below) on which similar securities issued by the Company are then listed;

(d) maintain a transfer agent and registrar for the Company’s Common Stock;

(e) as promptly as reasonably practicable, but within three (3) business days in any event, give notice to the Registered Holders (1) when any Prospectus, Prospectus supplement, Registration Statement or post-effective amendment to a Shelf Registration Statement has been filed with the SEC and, with respect to a Shelf Registration Statement or any post-effective amendment, when the same has been declared effective and (2) of any request, following the effectiveness of a Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to such Shelf Registration Statement or related Prospectus or for additional information;

(f) notify the Registered Holders in writing of the effectiveness of the Shelf Registration Statement and furnish to the Registered Holders, without charge, such number of copies of the Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and such other documents as the Registered Holders may reasonably request in order to facilitate the sale of the Common Stock in the manner described in the Shelf Registration Statement;

(g) promptly prepare and file with the SEC from time to time such amendments and supplements to the Shelf Registration Statement and Prospectus used in connection therewith (or file a new Shelf Registration Statement) as may be necessary to keep the Shelf Registration Statement effective, to ensure the information pertaining to the Electing Holders is current, and to comply with the provisions of the Securities Act with respect to the disposition of all such Common Stock during the Effectiveness Period;

(h) give notice to the Registered Holders as promptly as practicalbe (and in any event within three business days) following notice to the Company (1) of the issuance by the SEC or any other federal or state governmental authority of any stop order or injunction suspending or enjoining the use of any Prospectus or the effectiveness of a Shelf Registration Statement or the initiation or threatening of any proceedings for that purpose, (2) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (3) of the happening of any event that makes any statement made in a Shelf Registration Statement or the related Prospectus untrue in any material respect or that requires changes in order to make the statements therein not misleading;

(i) cooperate with each Registered Holder and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc., and use its reasonable best efforts to make or cause to be made any filings required to be made by an issuer with the Financial Industry Regulatory Authority, Inc. in connection with the filing of the Shelf Registration Statement;

(j) pay the filing fee covering all such Common Stock at the time an Shelf Registration Statement is filed;

(k) during the Effectiveness Period, if at any time the Company is required to re-evaluate its eligbility to utilize a form of registration statement and the Company determines that it is not eligible to use such form, use its reasonable best efforts to refile the Shelf Registration Statement on such form as it is eligible to use and keep such registration statement effective during the Effectiveness Period; and

(l) otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such registration.

2.5.3 Notwithstanding the above requirements, the Company shall not be required to amend or supplement any registration statement, any related prospectus or any document incorporated therein by reference for a period (the “Black Out Period”) not to exceed, for so long as this Agreement is in effect, an aggregate of 90 days in any calendar year, in the event that (A) an event occurs and is continuing as a result of which the registration statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company’s good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B)(1) the Company determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (2) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed.

2.5.4 Each of the Electing Holders agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.5.2(h), such Electing Holder will forthwith discontinue the disposition of Common Stock pursuant to the registration statement until such Electing Holder receives copies of the supplemented or amended prospectus contemplated by such Section, and, if so directed by the Company, each Electing Holder will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Electing Holder’s possession, of the prospectus covering such Common Stock current at the time of receipt of such notice. Each Electing Holder also agrees to notify the Company of any event relating to such Electing Holder that occurs that would require the preparation of a supplement or amendment to the prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. In accordance with the Notice and Questionnaire, the Company may require any holder of a Warrant or Common Stock issued upon exercise of a Warrant to furnish to the Company such information regarding such holder and the intended distribution of the shares of Common Stock issuable upon exercise of the Warrant and such other information as the Company may from time to time reasonably request in writing in connection with the registration.

3. Terms and Exercise of Warrants.

3.1 Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such Warrant and of this Agreement, to purchase from the Company the number of shares of common stock of the Company (“Common Stock”) stated therein or any portion thereof, at an exercise price of $0.01 per share (the “Warrant Price”), subject to the adjustments provided in Section 4 hereof. The term “Warrant Price” as used in this Warrant Agreement shall mean the price per share at which Common Stock may be purchased at the time a Warrant is exercised.

3.2 Duration of Warrants. A Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date hereof and terminating at 5:00 p.m., New York City time on July 30, 2021 (the “Expiration Date”). Each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, that the Company shall provide at least twenty (20) days’ prior written notice of any such extension to Registered Holders of the Warrants; provided, further, that any such extension shall be identical in duration among all the Warrants and the warrants issued by the Company (the “SPA Warrants”) pursuant to the Securities Purchase Agreement dated as of the date hereof among the Company and the Investors (as defined therein).

3.3 Exercise of Warrants.

3.3.1 Payment. Subject to the provisions of the Warrant and this Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the Registered Holder thereof by surrendering it at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrant, duly executed, and by paying in full the Warrant Price for each full share of Common Stock as to which the Warrant is exercised, as follows:

(a) with respect to the exercise of any Warrant on a “cash basis”, by wire transfer of immediately available funds, in good certified check or good bank draft payable to the order of the Company; provided that the Registered Holder provides the information on the notice to purchase in the form attached to such Warrant (each, an “Exercise Notice”) that is reasonably necessary for the Company to issue the Common Stock as to which such Warrant is exercised in compliance with U.S. federal securities law; or

(b) with respect to the exercise of any Warrant on a “cashless basis”, by surrendering such Warrant for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying such Warrant or any portion thereof being exercised (at the election of the Registered Holder), multiplied by the difference between the Fair Market Value, and the Warrant Price by (y) the Fair Market Value. “Fair Market Value” means (i) at any time the Common Stock is listed or quoted for trading on the New York Stock Exchange, the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTC Bulletin Board or any other national securities exchange (each, an “Exchange”), the average last sale price of a share of Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which notice of exercise of such Warrant is sent to the Warrant Agent; or (ii) at any time the Common Stock is not listed or quoted for trading on an Exchange, the fair market value of a share of Common Stock as shall be determined by the Board of Directors in its good faith judgment;

provided, however, that, notwithstanding the foregoing, the issuance of shares of Common Stock or other securities upon the exercise of any Warrant shall be made without charge to the Registered Holder for any issue or other tax in respect thereof; provided, further, that if at any time the Common Stock is not a “covered security” under Section 18(b) of the Securities Act, the Company may, at its option, require any exercise of Warrants to be made on a “cashless basis.”

3.3.2 Issuance of Common Stock on Exercise. As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price (if payment is on a “cash basis” pursuant to subsection 3.3.1(a)), the Company shall issue to the Registered Holder of such Warrant a certificate or certificates for the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised. The Company’s obligations to issue and deliver shares of Common Stock upon the exercise of any Warrants in accordance with the terms hereof are absolute and unconditional. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of any Warrant as required pursuant to the terms hereof.

3.3.3 Valid Issuance. All Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable, and free and clear of all Liens. For purposes hereof, “Lien” means any mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such person or entity under any conditional sale, trust receipt or other title retention agreement with respect to any property or asset of such person or entity. At any time that the Warrants are outstanding, the Company shall cause to be maintained all authorizations required for the issuance of a number of shares of Common Stock which the Company may be liable to issue upon exercise of the Warrants from time to time remaining outstanding, in accordance with the terms and conditions this Agreement and the Warrants. All shares of Common Stock delivered upon exercise of the Warrants shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and non-assessable and free of any Lien and shall not be subject to any preemptive rights or similar rights and shall rank pari passu in all respects with other existing Common Stock.

3.3.4 Date of Issuance. Each person or entity in whose name any certificate for Common Stock is issued shall for all purposes be deemed to have become the holder of record of such Common Stock on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such person or entity shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books are open. The Warrant Agent shall, upon request of the Holder, use its reasonable best efforts to record the ownership of the Warrant Shares upon exercise in book entry form rather than through the issuance of physical stock certificates (provided that such book entry interests will continue to bear any required restrictive legends).

3.3.5 Closing of Books. The Company will at no time close its transfer books against the transfer of any Warrant in any manner which interferes with the timely exercise hereof.

3.3.6 Listing of Common Stock. In the time and manner required by any Exchange on which the Common Stock is listed or quoted for trading on the date in question (the “Trading Market”), the Company shall prepare and file with such Trading Market additional shares listing application covering all the Common Stock issuable upon exercise of the Warrants and shall use its reasonable best efforts to take all steps necessary to cause all of the Common Stock issuable upon exercise of the Warrants to be approved for listing on the Trading Market at all times.

4. Adjustments. The number of shares of Common Stock issuable upon exercise of any Warrant, as well as the Warrant Price, is subject to adjustment from time to time as set forth in this Section 4.

4.1 Share Dividends.

4.1.1 Split-Ups. If after the date hereof, the number of outstanding shares of Common Stock is increased by a stock dividend payable in Common Stock, or by a split-up or sub-division of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up, sub-division or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the outstanding shares of Common Stock, subject to the provisions of Section 4.7 below.

4.1.2 Other Distributions. If after the date hereof the Company makes a distribution (a “Distribution”) to the holders of its Common Stock (other than in connection with the liquidation, dissolution or winding up of the Company) of any asset (including cash or evidence of its indebtedness) or security (including any subscription right) (the total value of the assets or securities so distributed, the “Distribution Amount”) other than a distribution referred to in Section 4.1.1, then the Company shall distribute to the holder of each Warrant the portion of the Distribution Amount which a holder of the number of shares of Common Stock for which such Warrant is exercisable immediately prior to the Distribution would have owned or received immediately after and as a result of such Distribution.

4.2 Aggregation of Shares. If after the date hereof, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding Common Stock, subject to the provisions of Section 4.7 hereof.

4.3 Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in subsection 4.1.1 or Section 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

4.4 Replacement of Securities upon Reorganization, etc. In case of any recapitalization, reclassification or reorganization of the outstanding Common Stock (other than a change under subsections 4.1.1 or 4.1.2 or Section 4.2 hereof or that solely affects the par value of such Common Stock), or in the case of any amalgamation, conversion, merger or consolidation of the Company with or into another corporation or other entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any recapitalization, reclassification or reorganization of the outstanding Common Stock), or in the case of any sale, lease, license, transfer or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, liquidated or wound up, the holders of the Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such recapitalization, reclassification, reorganization, amalgamation, conversion, merger or consolidation, or upon a dissolution, liquidation or winding up following any such sale, lease, license, transfer or conveyance, that the holder of the Warrants would have received if such holder had exercised his, her or its Warrant(s) immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of the Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such amalgamation, conversion, merger or consolidation, or upon a dissolution, liquidation or winding up following any such sale, lease, license, transfer or conveyance, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such amalgamation, conversion, merger or consolidation, or upon a dissolution, liquidation or winding up following any such sale, lease, license, transfer or conveyance, that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding Common Stock, the holder of a Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4. If any recapitalization, reclassification or reorganization also results in a change in Common Stock covered by both subsection 4.1.1 or Section 4.2 and this Section 4.4, then such adjustment shall be made pursuant to both subsection 4.1.1 or Section 4.2 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive recapitalizations, reclassifications, reorganizations, amalgamations, conversions, mergers or consolidations, sales, leases, licenses, transfers, conveyances and other similar transactions, and the Company shall not effect any such transaction unless, prior to the consummation thereof, the successor person or entity (if other than the Company) resulting from such transaction, shall assume, by written instrument substantially similar in form and substance to this Agreement and reasonably satisfactory to the majority in interest of the Registered Holders, the obligation to deliver to the Registered Holder such shares of stock, securities or assets which, in accordance with the foregoing provisions, such Registered Holder shall be entitled to receive upon exercise of the Warrants held by them.

Notwithstanding anything to the contrary contained herein, with respect to any corporate event or other transaction contemplated by the provisions of this Section 4.4, each Registered Holder shall have the right to elect prior to the consummation of such event or transaction, to give effect to the exercise rights contained herein instead of giving effect to the provisions contained in this Section 4.4 with respect to Warrants held by such Registered Holder.

4.5 [INTENTIONALLY OMITTED.]

4.6 Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give prompt written notice thereof to the Warrant Agent, which notice shall state the increase or decrease, if any, in Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at the Warrant Price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

In the event: (a) that the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon exercise of the Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; (b) of any recapitalization or reorganization of the Company, any reclassification of the Common Stock of the Company, any amalgamation, conversion, consolidation or merger of the Company with or into another person or entity, or sale, lease, license, transfer or conveyance of all or substantially all of the Company’s assets to another person or entity; or (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, and in each such case, the Company shall send or cause to be sent to the Registered Holders at least 20 days prior to the applicable record date or the applicable expected effective date, as the case may be, for the event, a written notice specifying, as the case may be, (i) the record date for such dividend, distribution, or other right, and a description of such dividend, distribution or other right to be taken at such meeting or by written consent, or (ii) the effective date on which such reorganization, reclassification, amalgamation, conversion, consolidation, merger, sale, lease, license, transfer, conveyance, dissolution, liquidation or winding-up is proposed to take place, and the date, if any is to be fixed, as of which the books of the Company shall close or a record shall be taken with respect to which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such recapitalization, reorganization, reclassification, amalgamation, conversion, consolidation or merger, sale, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Warrant and the shares of Common Stock issuable upon exercise of the Warrants. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.7 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, at its option either (a) round up to the nearest whole number, the number of shares of Common Stock to be issued to such holder or (b) in lieu of such fractional share interests, pay to such holder an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the Fair Market Value on the exercise date.

4.8 Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.9 Other Events. If any event shall occur affecting the Company as to which none of the provisions of preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the Warrants in order to (a) avoid an adverse impact on the Warrants, and (b) effectuate the intent and purpose of this Section 4, then the Board shall make an appropriate adjustment in the Warrant Price and the number of shares of Common Stock issuable upon exercise of the Warrants so as to protect the rights of the Registered Holder in a manner consistent with the provisions of this Section 4; provided, that no such adjustment pursuant to this Section 4.8 shall increase the Warrant Price or decrease the number of shares of Common Stock issuable as otherwise determined pursuant to this Section 4.

4.10 Other Warrants. In no event will any adjustment, comparable to those in this Section 4, be made to the SPA Warrants unless such adjustment is made pursuant to this Section 4 on the same terms to all outstanding Warrants. The immediately preceding sentence shall not be in limitation of, or otherwise affect, the other provisions of this Section 4.

5. Transfer and Exchange of Warrants.

5.1 Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request. In connection with any such transfer, upon reasonable request by the Company or the Warrant Agent to such transferring holder at the expense of such holder, such holder will give to the Company or the Warrant Agent, as applicable, an opinion of counsel (which may be in-house counsel or outside counsel to such holder or its investment adviser) in form and substance reasonably satisfactory to the Company or the Warrant Agent, as applicable, to the effect that the proposed transfer of such Warrant may be effected without registration or qualification of such Warrant under the Securities Act or any applicable state securities law.

5.2 Procedure for Surrender of Warrants. Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the Warrants so surrendered, representing an equal aggregate number of Warrants.

5.3 Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate for a fraction of a warrant.

5.4 Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5 Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

6. Other Provisions Relating to Rights of Holders of Warrants.

6.1 No Rights as Stockholder; Limitation on Liability. A Warrant does not entitle the Registered Holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends or other distributions (except as provided in Section 4), exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter. No provisions hereof, in the absence of affirmative action by the Registered Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of any Registered Holder, shall give rise to any liability of any Registered Holder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by its creditors.

6.2 Lost, Stolen, Mutilated, or Destroyed Warrants. If any Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as the Warrant so lost, stolen, mutilated, or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.

6.3 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued Common Stock that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

6.4 No Impairment. The Company will not, by amendment of its governing documents or through any recapitalization, reclassification, reorganization, amalgamation, conversion, merger, consolidation, or through any sale, lease, license, transfer, conveyance of its assets, or through any other similar transactions, or through any dissolution, liquidation, winding up of the Company or through issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holders against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of Common Stock issuable upon exercise of any Warrant above the amount payable therefor on such exercise, (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares Common Stock upon the exercise of this Warrant, and (c) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

7. Concerning the Warrant Agent and Other Matters.

7.1 Payment of Taxes. The Company shall from time to time promptly pay any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Common Stock to the registered holder thereof upon the exercise of the Warrants, including such taxes imposed pursuant to Section 3.3.1 hereof, but the Company shall not be obligated to pay any transfer taxes associated with transfers by any Registered Holder of the Warrants or the Common Stock issuable upon exercise of any Warrants.

7.2 Resignation, Consolidation, or Merger of Warrant Agent.

7.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent; provided that any such successor Warrant Agent shall be a nationally recognized transfer agent that is registered as a “tranfer agent” with the SEC pursuant to Section 17A(c) of the Exchange Act. Any such properly appointed successor Warrant Agent shall be deemed the “Warrant Agent” for all purposes hereunder. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a Warrant (who shall, with such notice, submit his, her or its Warrant(s) for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

7.2.3 Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

7.3 Fees and Expenses of Warrant Agent.

7.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

7.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

7.4 Liability of Warrant Agent.

7.4.1 Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the President or Chairman of the Board and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

7.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

7.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any Common Stock shall, when issued, be valid and fully paid and nonassessable.

7.5 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of Common Stock through the exercise of the Warrants.

8. Miscellaneous Provisions.

8.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns. The Company will not amalgamate, merge, convert or consolidate with or into, or sell, transfer, license or lease all or substantially all of its property or assets to, any other party unless the successor, transferee, licencee or lessee party, as the case may be (if not the Company), assumes (expressly or by operation of law) the due and punctual performance and observance of each and every covenant and condition of this Agreement and the Warrants to be performed and observed by the Company. Subject to the preceding sentence, nothing in this Agreement shall be construed to give to any person or entity other than the Company, each Registered Holder and each Electing Holder any legal or equitable right, remedy or cause of action under this Agreement.

8.2 Notices. All notices, statements or other documents which are required or contemplated by this Agreement or any Warrant (including, without limitation, the delivery of any Exercise Notice or notice of assignment (in the form attached to each Warrant), the surrender of any Warrant and the issuance of any new Warrant) to be given, delivered or made by the Company, the Warrant Agent or any Holder (each, a “Notice”) shall be in writing and shall be: (a) delivered personally or by commercial messenger; (b) sent via a recognized overnight courier service; (c) sent by registered or certified mail, postage pre-paid and return receipt requested; or (d) sent by facsimile transmission, provided confirmation of receipt is received by sender and the original Notice is sent or delivered contemporaneously by an additional method provided in this Section 8.2; in each case so long as such Notice is addressed to the intended recipient thereof as set forth below:

If to the Company:

EveryWare Global, Inc.

519 North Pierce Avenue

Lancaster, OH 43130

Attention: Chief Executive Officer

                 General Counsel

Facsimile: 740-681-6455

If to the Warrant Agent:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, NY 10004

Attention: Compliance Department

If to any Holder, at such address as is reflected in the records of the Warrant Agent for such Holder.

Any party may change its address specified above by giving each party Notice of such change in accordance with this Section 8.2. Any Notice shall be deemed given upon actual receipt (or refusal of receipt).

8.3 Applicable Law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

8.4 Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the Warrants, each of whom are third party beneficiaries of this Agreement.

8.5 Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of any Warrant. The Warrant Agent may require any such holder to submit his, her or its Warrant(s) for inspection by it.

8.6 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8.7 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

8.8 Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein. All other modifications or amendments, including any amendment to increase the Warrant Price, change the number of shares of Common Stock issuable upon exercise of the Warrants or shorten the Exercise Period, shall require the written consent of the Registered Holders of then outstanding Warrants then exercisable into a majority of the shares of Common Stock issuable upon exercise of all then outstanding Warrants. Notwithstanding the foregoing, the Company may extend the duration of the Exercise Period pursuant to Section 3.2 without the consent of the Registered Holders; provided, however, that any such extension also shall be applicable on the same terms to all the SPA Warrants. Notwithstanding the foregoing, in the event that Monomoy Capital Partners, L.P. or any of its affiliates (including the Company and its subsidiaries) (the “Affiliated Holders”) holds any Warrants, for purposes of any amendment, waiver or modification of this Agreement, all such Affiliated Holders will not have the right to consent to any amendment, waiver or modification, but will be deemed to have consented in the same proportion as all other Registered Holders consenting on such matter.

8.9 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

8.10 Remedies. If the Company fails to perform, comply with or observe any covenant or agreement to be performed, complied with or observed by it under this Agreement or any Warrant, any Registered Holder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or any Warrant or for an injunction against the breach or threatened breach of any such term or in aid of the exercise of any power granted in this Agreement or any Warrant or to enforce any other legal or equitable right, or to take any one or more of such actions. The Company hereby agrees that any Registered Holder shall not be required or otherwise obligated to, and hereby waives any right to demand that such Registered Holder, post any performance or other bond in connection with the enforcement of its rights and remedies hereunder. The Company agrees to pay all reasonable fees, costs, and expenses, including, without limitation, fees and expenses of attorneys, accountants and other experts retained by any such Registered Holder, and all reasonable fees, costs and expenses of appeals, incurred or expended by such Registered Holder in connection with the enforcement of this Agreement, any Warrant or the collection of any sums due hereunder, whether or not suit is commenced. None of the rights, powers or remedies conferred under this Agreement and any Warrant shall be mutually exclusive, and each right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Agreement or any Warrant or now or hereafter available at law, in equity, by statute or otherwise.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EVERYWARE GLOBAL, INC.

By:	/s/ Sam A. Solomon
Name: Sam A. Solomon Title: Chief Executive Officer

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY, as Warrant Agent

By:	/s/ Michael G. Mullings
Name: Michael G. Mullings Title: Vice President

EXHIBIT A

Specimen Warrant Certificate

(See attached)

Exhibit A

THIS SECURITY, AS WELL AS THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY, AS WELL AS THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY, MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, (II) IN THE ABSENCE OF AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, AS EVIDENCED (IF REQUIRED BY THE COMPANY) BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT, OR (III) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND A BROKER REPRESENTATION LETTER, IN EITHER CASE AS MAY BE APPLICABLE) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE COMPANY AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS SECURITY, OR THE COMMON STOCK OF THE COMPANY UNDERLYING THIS SECURITY

EVERYWARE GLOBAL, INC.

WARRANT

Warrant No.	Original Issue Dated: July 30, 2014

Re-issuance Date:                     , 20

EVERYWARE GLOBAL, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, [Name of Holder] or its registered assigns (the “Holder”), is the registered holder of warrants (the “Warrants”) to purchase [                ] shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company. Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and nonassessable shares of Common Stock as set forth below, at the exercise price (the “Exercise Price” ) of $0.01 per share of Common Stock, payable in lawful money of the United States of America (or through “cashless exercise” as permitted by the Warrant Agreement) upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement. In the event of a conflict between this Warrant and the Warrant Agreement, the terms of the Warrant Agreement shall prevail.

Each Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. The number of shares of Common Stock issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. The initial Exercise Price per share of Common Stock for any Warrant is equal to $0.01 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement. This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

IN WITNESS WHEREOF, the following parties have executed this Warrant as of the date first above written.

EVERYWARE GLOBAL, INC.	CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	By:
Name:	Name:
Its:	Its:

EVERYWARE GLOBAL, INC. (WARRANT)

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued pursuant to a Warrant Agreement dated as of July 30, 2014 and as may be amended from time to time (the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as permitted by the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless either (A) exercised through a “cashless exercise” as permitted by the Warrant Agreement or (B) if not exercised pursuant to a “cashless exercise,” at the time of exercise: either (i) a registration statement covering the shares of Common Stock to be issued upon exercise is effective under the Securities Act and a prospectus thereunder relating to the shares of Common Stock is current; or (ii) the issuance such shares is exempt from registration under the federal securities laws and the securities laws of the state of residence of the holder.

The Warrant Agreement provides that upon the occurrence of certain events the number of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, at its option either (i) round up to the nearest whole number of shares of Common Stock to be issued to the holder of the Warrant or (ii) pay cash in lieu of such fractional interest.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation (i) for registration of transfer of this Warrant Certificate at the office of the Warrant Agent and (ii) of the assignment form set forth hereon properly completed and executed, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge, except for any transfer tax imposed in connection with the transfer by the Registered Holder thereof.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

ELECTION TO PURCHASE

(To Be Executed Upon Exercise of Warrants)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                  shares of Common Stock and herewith tenders payment for such shares to the order of EveryWare Global, Inc. (the “Company”) in the amount of $         in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of:

whose address is

and that such shares be delivered to:

whose address is

If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of whose address is

and that such Warrant Certificate be delivered to:

whose address is

In the event that the Warrant is to be exercised on a “cashless basis” pursuant to the Warrant Agreement, (i) the number of shares that this Warrant is exercisable for shall be determined in accordance with the Warrant Agreement and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive shares of Common Stock. If said number of shares is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                         .

whose address is

and that such Warrant Certificate be delivered to:

whose address is

In the event that the Warrant is to be exercised by paying the Warrant Price in cash pursuant to the Warrant Agreement, the undersigned confirms that (by checking each below):

It is an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), and hereby confirms to the Warrant Agent each of the following representations and agreements are true as of the date hereof (by checking each that applies to the undersigned):

     It either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrant, and has so evaluated the merits and risks of such investment;

     It will not offer or sell the Warrant by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act;

     It understands that the Warrant is characterized as “restricted security” under the U.S. federal securities laws inasmuch as it is being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances; and

     It is understood that certificates evidencing the Warrant will bear any legend as required by the Blue Sky laws of any state and a restrictive legend in substantially the form set forth in the Warrant Agreement (as defined in the Warrant Certificate).

Unless the foregoing items are checked, the Warrant Agent may refuse to permit the exercise of any Warrants evidenced by this certificate other than on a “cashless basis”; provided, however, that if the foregoing items are checked, the Company or the Warrant Agent may require, prior to permitting any such exercise of this Warrant on other than a “cashless basis”, in their reasonable discretion, such written legal opinions, certifications and other information as the Warrant Agent or the Company has reasonably requested to confirm that such exercise is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Dated: , 20 .	Signature(s)

(Address)

(Social Security or Taxpayer Identification Number(s))

Signature(s) Guaranteed

IN THE EVENT THE NUMBER OF SHARES FOR WHICH THIS WARRANT IS BEING EXERCISED IS LESS THAN ALL OF THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER, AND THE UNDERSIGNED HAS REQUESTED THAT A NEW WARRANT CERTIFICATE REPRESENTING THE REMAINING BALANCE OF SUCH SHARES BE REGISTERED IN THE NAME OF PERSON OTHER THAN THE RECORD HOLDER OF THIS WARRANT, THE SIGNATURE(S) ABOVE MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17AD-15).

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered holder of the within Warrant hereby sells, assigns and transfers unto                     , whose address is                             , all of the rights of the undersigned under the within Warrant, with respect to                  shares of Common Stock of EVERYWARE GLOBAL, INC. and, if such shares of Common Stock shall not include all the shares of Common Stock issuable as provided in the within Warrant, that a new Warrant of like tenor for the shares not being transferred hereunder be issued in the name of                                           and delivered to [choose one by circling the applicable letter] (a) the undersigned or (b)                     , whose address is                             , and does hereby irrevocably constitute and appoint Continental Stock Transfer & Trust Company as Attorney to register such transfer on the books of EVERYWARE GLOBAL, INC. maintained for the purpose, with full power of substitution in the premises.

Dated:		[ ]

By:
(Signature of Registered Holder)

Dated:	Signed:
(Sign exactly as name appears on the other side of this Warrant)

In connection with any transfer of this Warrant, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and is making the transfer pursuant to one of the following:

[Check One]

(1)	to the Company; or

(2)	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) that has furnished to the Warrant Agent a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Warrant Agent); or

(3)	pursuant to the exemption from registration provided by Rule 144 under the Securities Act or pursuant to another exemption available under the Securities Act; or

(4)	Pursuant to an effective registration statement under the Securities Act.

and unless the box below is checked, the undersigned confirms that such Warrant is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act (an “Affiliate”):

☐	The transferee is an Affiliate of the Company.

Unless one of the foregoing items (1) through (4) is checked, the Warrant Agent may refuse to register any Warrants evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (2) or (3) is checked, the Company or the Warrant Agent may require, prior to registering any such transfer of this Warrant, in their reasonable discretion, such written legal opinions, certifications (including an investment letter in the case of box (2) or (3)) and other information as the Warrant Agent or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Warrant)

Signature(s) Guaranteed

THE SIGNATURE(S) ABOVE MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17AD-15).

EXHIBIT B

Notice and Questionnaire

The undersigned beneficial holder of warrants (“Warrants”) to purchase common stock, par value $0.0001 (the “Common Stock”), of EveryWare Global, Inc. (the “Company”) understands that the Company intends to file or has filed with the Securities and Exchange Commission a registration statement (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Common Stock issuable under the Warrants (“Registrable Securities”), in accordance with the terms of the warrant agreement (the “Warrant Agreement”), among the Company and Continental Stock Transfer & Trust Company, as Warrant Agent. A copy of the Warrant Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Warrant Agreement.

In order to sell, or otherwise dispose of, any Registrable Securities pursuant to the Shelf Registration Statement, a holder of Warrants or Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, and deliver a prospectus to purchasers of Registrable Securities. Holders of Warrants or Registrable Securities that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling securityholders in the prospectus and, therefore, will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire.

QUESTIONNAIRE

Please respond to every item, even if your response is “none.” If you need more space for any response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

If you have any questions about the contents of this Questionnaire or as to who should complete this Questionnaire, please contact the Erika Schoenberger of the Company at telephone number: (740) 681-6417 or Carol Anne Huff of Kirkland & Ellis LLP at (312) 862-2163.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

1.	Identity and Background as the holder of Warrants or Registrable Securities.

(a) Full legal name of holder of Warrants or Registrable Securities:

(b) Business address of holder of Warrants or Registrable Securities (including street address) (or residence if no business address), telephone number and facsimile number:

Address:

Telephone No.:

Fax No.:

(c) Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐	Yes
☐	No

(d) If your response to Item 1(c) above is no, are you an “affiliate” of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐	Yes
☐	No

For the purposes of this Item 1(d), an “affiliate” of a registered broker-dealer includes any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer, and does not include any individuals employed by such broker-dealer or its affiliates.

2.	Relationship with the Company.

(a) Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?

☐	Yes
☐	No

(b) If your response to Item 2(a) above is yes, please state the nature and duration of your relationship with the Company:

3.	Interest in the Registrable Securities.

(a) State whether you are a record holder of Warrants or Registrable Securities and the amount of each beneficially owned by you:

(b) Other than as set forth in your response to Item 3(a) above, do you beneficially own any other securities of the Company?

☐	Yes
☐	No

(c) If your answer to Item 3(b) above is yes, state the type, the aggregate amount and CUSIP No. of such other securities of the Company beneficially owned by you:

Type:

Aggregate amount:

CUSIP No.:

(d) Did you acquire the securities listed in Item 3(a) above in the ordinary course of business?

☐	Yes
☐	No

(e) At the time of your purchase of the securities listed in Item 3(a) above, did you have any agreements or understandings, direct or indirect, with any person to distribute the securities?

☐	Yes
☐	No

(f) If your response to Item 3(e) above is yes, please describe such agreements or understandings:

4.	Nature of your Beneficial Ownership.

(a) Check if the beneficial owner set forth in your response to Item 1(a) is any of the below:

(i) A reporting company under the Exchange Act. ☐

(ii) A majority-owned subsidiary of a reporting company under the Exchange Act. ☐

(iii) A registered investment fund under the 1940 Act. ☐

(b) If the beneficial owner of the Registrable Securities set forth in your response to Item 1(a) above is a limited partnership, state the names of the general partner(s) of such limited partnership:

(i) With respect to each general partner listed in Item 4(b) above who is not a natural person and is not publicly-held, name each shareholder (or holder of partnership interests, if applicable) of such general partner. If any of these named shareholders are not natural persons or publicly-held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly-held entity.

(c) Name your controlling shareholder(s) (the “Controlling Entity”). If the Controlling Entity is not a natural person and is not a publicly-held entity, name each shareholder of such Controlling Entity. If any of these named shareholders are not natural persons or publicly-held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly-held entity.

(i) (A) Full legal name of Controlling Entity(ies) or natural person(s) who has/have sole or shared voting or dispositive power over the Registrable Securities:

(B) Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

Address:

Telephone No.:

Fax No.:

(C) Name of shareholders:

(ii) (A) Full legal name of Controlling Entity(ies):

(B) Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

Address:

Telephone No.:

Fax No.:

(iii) Name of shareholders:

5.	Plan of Distribution.

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): All or any portion of such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through one or more underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options, whether such options are listed on an options exchange or otherwise, (v) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, (vi) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (vii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account, (viii) an exchange distribution in accordance with the rules of the applicable exchange, (ix) privately negotiated transactions, (x) short sales, (xi) sales pursuant to Rule 144, (xii) broker-dealers may agree with the selling securityholder to sell a specified number of shares at a stipulated price per share, (xiii) a combination of any such methods of sale, and (xiv) any other method permitted pursuant to applicable law. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such Registrable Securities.

State any exceptions here:

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior written agreement of the Company.

The undersigned acknowledges its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

In accordance with the undersigned’s obligation under the Warrant Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective and the undersigned still holds Registrable Securities.

The undersigned acknowledges the Company may require the undersigned to furnish to the Company, in addition to the information provided herein, such information regarding the undersigned and the intended distribution of the shares of Common Stock issuable upon exercise of the Warrant and such other information as the Company may from time to time reasonably request in writing in connection with the registration pursuant to the Shelf Registration Statement.

All notices to the beneficial owner hereunder and pursuant to the Warrant Agreement shall be made in writing to the undersigned at the address set forth in Item 1(b) of this Notice and Questionnaire.

By signing below, the undersigned acknowledges that it is the beneficial owner of the Registrable Securities set forth herein, represents that the information provided herein is accurate, and consents to the disclosure of the information contained in this Notice and Questionnaire and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

Once this Notice and Questionnaire is executed by the undersigned beneficial owner and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the undersigned beneficial owner. This Notice and Questionnaire shall be governed in all respects by the laws of the State of New York, without giving effect to rules governing the conflict of laws.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

RECORD OWNER OF WARRANTS OR REGISTRABLE SECURITIES:

(Please Print)

Signature:

Date:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE

TO EVERYWARE GLOBAL, INC. AS FOLLOWS:

EveryWare Global, Inc.

519 North Pierce Avenue

Lancaster, Ohio 43130

Telecopy: (740) 681-6455

Attention: General Counsel

This Notice and Questionnaire must be returned within fifteen (15) days after receipt of the Company’s notice with respect to the filing of a Shelf Registration Statement pursuant to Section 2.5 of the Warrant Agreement in order to include Warrants in such Shelf Registration Statement.